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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549








                                      EXHIBITS
                                         TO
                                      FORM SB-2







                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933














                            FIRSTLINK COMMUNICATIONS, INC.



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

                                  INDEX OF EXHIBITS


EXHIBIT NO.                     TITLE

 1.1            Form of Underwriting Agreement.
 1.2            Form of Representative's Share Option Agreement.
 1.3            Form of Representative's Warrant Option Agreement.
 3.1            Articles of Incorporation.
 3.2            Bylaws.
 4.1            Specimen Certificate for Common Stock.
 4.2            Warrant Agreement.
 4.3            Form of Lock Up Agreement with certain Securityholders.
 4.4            Specimen Certificate for Warrant (1)
 5.1            Opinion of Neuman  Drennen & Stone, LLC.
10.1            1996 Stock Option Plan.
10.2            Office Lease (190 SW Harrison, Portland, OR)
10.3            Telecommunications Services Agreement between Registrant and Oregon
                Portland Associates (Portland Center Apartments)
10.4            Telecommunications Services Agreement between Registrant and
                Riverplace II Joint Venture (Riverplace Development)
10.5            Telecommunications Services Agreement between Registrant and
                Elsie D. McIver U/A Trust Dated 1/4/72 (Vista St. Clair)
10.6            Telecommunications Services Agreement between Registrant and
                Lloyd Place Apartments Limited Partnership (Lloyd Place)
10.7            Telecommunications Services Agreement between Registrant and Harsch
                Investment Corp. (King Tower Apartments)
10.8            Telecommunications Services Agreement between Registrant and Harsch
                Investment Corp. (Park Plaza Apartments)
10.9            Telecommunications Services Agreement between Registrant and
                Security Investments; LP (Ione Plaza Apartments)
10.10           Telecommunications Services Agreement between Registrant and Housing
                Authority of Portland (Pearl Court Apartments)
10.11           Telecommunications Services Agreement between Registrant and Harsch
                Investment Corp. (The Clay Towers Apartments)
10.12           Telecommunications Services Agreement between Registrant and
                Crossing Development Corporation (Legends)
10.13           Telecommunications Services Agreement between Registrant and
                Parkside Place (Parkside Plaza)
10.14           Telecommunications Services Agreement between Registrant and Housing
                Authority of the City of Vancouver, Washington (Cougar Creek Apartments)
10.15           Telecommunications Services Agreement between Registrant and Housing
                Authority of the City of Vancouver, Washington (ParkLane Apartments)
10.16           Telecommunications Services Agreement between Registrant and Housing
                Authority of the City of Vancouver, Washington (Willow Creek Apartments)
10.17           Telecommunications Services Agreement between Registrant and Harsch
                Development Corp. (Sherman Tower)
10.18           Telecommunications Services Agreement between Registrant and Harsch
                Development Corp. (The Nettleton)
10.19           Telecommunications Services Agreement between Registrant and Harsch
                Development Corp. (Regency Tower Apartments)
10.20           Telecommunications Services Agreement between Registrant and Harsch
                Development Corp. (Syl-Mar Estates)
23.1            Consent of Neuman Drennen & Stone, LLC. (included in Exhibit 5.1)
23.2            Consent of KPMG Peat Marwick LLP.
24              Power of Attorney (included on page II-6).

                Exhibit No. 1.1      Form of Underwriting Agreement.

                                                                    Exhibit 1.1

                              UNDERWRITING AGREEMENT

                                                          _______________, 1998


Kashner Davidson Securities Corporation
As Representative of the Several
Underwriters Named in Schedule I Hereto
77 South Palm Avenue
Sarasota, Florida  34236

Gentlemen:

     FirstLink Communications, Inc., an Oregon corporation (the "Company"), hereby confirms its agreement with you (the "Representative") and with the other Underwriters, including the Representative, named in Schedule I hereto (hereinafter "the Underwriters") as follows:

                                      SECTION 1
                              DESCRIPTION OF SECURITIES

     The Company proposes to issue and sell to the Underwriters shares (the "Shares") of Common Stock, no par value per share, and Redeemable Common Stock Purchase Warrants (the "Warrants") (the Shares and the Warrants shall collectively be referred to as the "Securities"). The Underwriters propose to purchase 1,000,000 Shares ("Firm Shares") and 1,000,000 Warrants (collectively, the "Firm Securities") at a purchase price of $_______ PER SHARE and $______ PER WARRANT. The Shares and the Warrants may be purchased by the Underwriters only together on the basis of one Share and one Warrant. The Underwriters shall also have options (the "Over-allotment Options") to purchase up to an additional 150,000 Shares ("Over-allotment Shares") and/or 150,000 Warrants ("Over-allotment Warrants") (collectively, the "Over-allotment Securities"), as provided in Section 3.1 hereof.

     Two Warrants shall entitle the holder to purchase one share of Common Stock at $______ PER SHARE UNTIL __________ __, 2001. The Company may redeem the Warrants on forty-five (45) days' written notice at a price of $.05 per Warrant at such time as the market price of the Common Stock exceeds $ _______ PER SHARE for 20 of the 30 trading days ending within 30 days preceding the date of the notice of redemption. To redeem the Warrants, the Company must have in effect a current registration statement registering the Common Stock issuable upon exercise of the Warrants. The shares of Common Stock underlying the Warrants are referred to herein as the "Warrant Shares."

     The Company proposes to issue and sell to the Representative and its designees on the Closing Date (hereinafter defined) for an aggregate purchase price of $100, options ("Share Options") to purchase 100,000 shares of Common Stock and options ("Warrant Options") to purchase 100,000 Warrants. Each Share Option shall be exercisable at $______ PER SHARE; and each Warrant Option is exercisable at $______ PER WARRANT. The Share Options and the Warrant Options are collectively referred to as the "Representative's Options." The terms of the warrants receivable upon exercise of the Warrant Options (the "Representative's Warrants"), including the exercise price, shall be identical to the terms of the Warrants.

                                      SECTION 2
                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Underwriters to enter into this Agreement, the Company hereby represents and warrants to and agrees with each Underwriter that:

     2.1 REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form (FILE NO. 333-_____________) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and said registration statement has been filed with the Commission. Copies of such registration statement and any amendments, and all forms of the related prospectuses contained therein, have been delivered to the Representative.
Such registration statement, including the prospectus, Part II, and documents incorporated by reference therein and financial schedules and exhibits thereto, as amended at the time when it shall become effective, is herein referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission when it shall become effective or, if the procedure in Rule 430A of the Rules and Regulations (as defined below) under the Securities Act is followed, the prospectus that discloses all the information that was omitted from the prospectus on the effective date pursuant to such Rule, and in either case, together with any changes contained in any prospectus filed with the Commission by the Company with your consent after the effective date of the Registration Statement, is herein referred to as the "Final Prospectus." If the procedure in Rule 430A is followed, the prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the "Effective Prospectus." Any prospectus included in the Registration Statement and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a "Preliminary Prospectus." For purposes of this Agreement, "Rules and Regulations" mean the rules and regulations adopted by the Commission under the Securities Act.

     Included in the Registration Statement are the Firm Securities and the Over-allotment Securities; and an additional shares of Common Stock reserved against exercise of the Firm Warrants, the Over-allotment Warrants, and the Representative's Options.

     As used in this Agreement, the term "Effective Date" refers to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the Securities Act.

     2.2 ACCURACY OF REGISTRATION STATEMENT AND PROSPECTUS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Securities, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations and to the best of the Company's knowledge has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative, or from any Underwriter through the Representative, specifically for use in the preparation thereof.

     When the Registration Statement becomes effective and on the Closing Date (hereinafter defined), the Registration Statement, the Effective Prospectus (and on the Closing Date, the Final Prospectus) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations. No such document will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to information contained in or omitted from the Registration Statement or the Effective Prospectus or Final Prospectus in reliance upon written information furnished by the Representative, or by any Underwriter through the Representative, specifically for use in the preparation
thereof.   The Company will not at any time hereafter file any amendments to the
Registration Statement or in accordance with Rule 424(b) of the Rules and Regulations of which the Representative shall not have been previously advised in advance of filing or to which the Representative shall reasonably object in writing.

     2.3 FINANCIAL STATEMENTS. KPMG Peat Marwick LLC, whose reports appear in the Effective Prospectus and the Final Prospectus, are, and during the periods covered by their reports were, independent accountants as required by the Securities Act and the applicable Rules and Regulations. The financial statements and schedules (including the related notes) included in the Registration Statement, any Preliminary Prospectus or the Effective Prospectus or the Final Prospectus, present fairly the financial position, the results of operations, and changes in financial position of the entities purported to be shown thereby at the dates and for the periods indicated; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.


Underwriting Agreement
March 26, 1998

     The PRO FORMA financial information and related notes and schedules included in the Registration Statement, any Preliminary Prospectus or the Final Prospectus comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the PRO FORMA financial position of the Company and its subsidiaries as of the dates indicated, and the PRO FORMA results of operation for the periods therein specified. Such PRO FORMA financial information, including the related notes and schedules, have been prepared on a basis consistent with the historical financial statements included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, except for the PRO FORMA adjustments specified herein, and give effect to assumptions made on a reasonable basis to give effect to historical and proposed transactions described in the Registration Statement, any Preliminary Prospectus and the Final Prospectus. The PRO FORMA financial information and statistical data, and other data, set forth in the Final Prospectus under the captions "Prospectus Summary--Financial and Operating Data," "Selected Consolidated Financial Data," "Pro forma Financial Information," "______________" and "Capitalization" are derived from and prepared on a basis consistent with such PRO FORMA financial information.

     2.4 NO MATERIAL ADVERSE CHANGE. Except as may be reflected in or contemplated by the Effective Prospectus or the Final Prospectus, subsequent to the dates as of which information is given in the Effective Prospectus or the Final Prospectus, and prior to the Closing Date, (a) there shall not have been any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (b) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (c) the Company shall not have incurred any material liabilities, obligations or claims, contingent or otherwise, which are not disclosed in the Effective Prospectus or the Final Prospectus; (d) except in the ordinary course of business and with the consent of the Representative, there shall not have been nor will there be any change in the capital stock or long-term debt (except current payments) of the Company; and (e) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock.

     2.5 NO DEFAULTS. Other than as disclosed in the Effective Prospectus or the Final Prospectus, the Company is not in any default (which has not been waived) in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or by-laws of the Company; any note, indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its property is bound, other than for which the Company has received a consent or waiver of such conduct, breach or default or except where such default would not have a material adverse effect on the business of the Company; or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Securities Act or under the securities laws of any state or jurisdiction.

     2.6 INCORPORATION AND STANDING. The Company is, and at the Closing Date (hereinafter defined) and the Over-allotment Closing Date (hereinafter defined) will be, duly incorporated and validly existing in good standing as a corporation under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Effective Prospectus and the Final Prospectus; the Company has full power and authority to enter into this Agreement; is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned or leased) or the nature of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company; and each of the Company and its Subsidiaries holds all material licenses, certificates, and permits from governmental authorities necessary for the conduct of its business as described in the Effective Prospectus and Final Prospectus.

Underwriting Agreement
March 26, 1998

     2.7 CAPITALIZATION. The Company's authorized and outstanding capitalization on the Effective Date and on the Closing Date (hereinafter defined), and on the Over-allotment Closing Date (hereinafter defined) are and will be as set forth under the caption "Capitalization" in the Effective Prospectus and the Final Prospectus. The Common Stock, the Warrants, and the Representative's Options conform to the description thereof contained under the captions "Description of Securities" and "Underwriting" in the Effective Prospectus and the Final Prospectus. The outstanding shares of Common Stock have been, and the Securities, upon issuance and delivery against payment therefor in the manner described herein, will be, duly authorized and validly issued, fully paid and nonassessable. No sales of securities have been made by the Company in violation of the registration or anti-fraud provisions of the Securities Act or in violation of any other federal law or laws of any state or jurisdiction.

     2.8 LEGALITY OF SECURITIES. The Shares, the Warrants, the Representative's Options, and the Common Stock and Representative's Warrants issuable upon the exercise of the Representative's Options have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. All of the outstanding shares of capital stock of each Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest. The Warrants and the Representative's Options, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with the terms thereof. A sufficient number of shares of Common Stock of the Company has been reserved for issuance upon exercise of the Warrants, the Representative's Options and the Representative's Warrants.

     2.9 PRIOR SALES. No unregistered securities of the Company, of an affiliate or of a predecessor of the Company have been sold within three years prior to the date hereof, except as disclosed in the Registration Statement.

     2.10 LITIGATION. Except as set forth in the Effective Prospectus and the Final Prospectus, there is, and at the Closing Date there will be, no action, suit or proceeding before any court, arbitration tribunal or governmental agency pending, or to the knowledge of the Company, threatened, which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or which would materially affect the properties or assets of the Company.

     2.11 REPRESENTATIVE'S OPTIONS. Upon delivery of and payment for the Representative's Options to be sold by the Company as set forth in Section 3.4 of this Agreement, the Representative and designees of the Representative will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever; and the Company will have on the Effective Date and at the time of delivery of such Representative's Options the requisite power and authority to sell, transfer and deliver such Representative's Options in the manner provided hereunder.

     2.12 FINDER. The Company knows of no outstanding claims against it for compensation for services in the nature of a finder's fee, origination fee or financial consulting fee with respect to the offer and sale of the Securities hereunder except as previously disclosed in writing to the Representative.

     2.13 EXHIBITS; CONTRACTS; AGREEMENTS. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so filed and each contract to which the Company is a party and to which reference is made in the Effective Prospectus and the Final Prospectus has been duly and validly executed by the Company and, to the best of the Company's knowledge, is in full force and effect in all material respects in accordance with its terms, and none of such contracts have been assigned by the Company; and the Company knows of no present situation or condition or fact which

Underwriting Agreement
March 26, 1998
would prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts. All material terms of each contract, agreement, plan, arrangement or understanding to which the Company is a party, or to which it may reasonably be expected to become a party, have been fully disclosed in the Effective Prospectus and Final Prospectus.

     2.14 TAX RETURNS. The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

     2.15 PROPERTY. Except as otherwise set forth in or contemplated by the Effective Prospectus and the Final Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Effective Prospectus and the Final Prospectus or such as do not materially effect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing, and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and such Subsidiaries.

     2.16 AUTHORITY. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company, except as rights to indemnity hereunder may be limited by federal or state securities laws or public policy and except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors rights generally and by general equitable principles.

     2.17 LOCK-UP. The Company has obtained from each of its officers, directors, and 1% or greater shareholders, his written agreement that for a period of nine (9) months from the Effective Date he will not, without the prior written consent of the Representative, sell or otherwise dispose of any shares of Common Stock of the Company owned directly or indirectly or beneficially by him.

     2.18 USE OF FORM SB-2. The Company is eligible to use Form SB-2 for the offer and sale of the Securities.

     2.19 GOVERNMENTAL COMPLIANCE. Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might reasonably be expected to have a material adverse effect on the condition (financial or other), properties, prospective results of operations or net worth of the Company and its Subsidiaries.

     2.20 STABILIZATION. The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or the Warrants.

     2.21 CUSIP NUMBER. The Company has obtained CUSIP numbers for the Common Stock and the Warrants.

     2.22 SUBSIDIARIES. The Company has no Subsidiaries and it has no present intention of acquiring or forming any subsidiaries, except as disclosed in the Effective Prospectus or the Final Prospectus.

Underwriting Agreement
March 26, 1998

     2.23 BOOKS AND ACCOUNTS. The books, records and accounts of the Company and each of its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and each of its subsidiaries. The systems of internal accounting controls maintained by the Company and each of its subsidiaries are sufficient to provide reasonable assurances that (w) transactions are executed in accordance with management's general or specific authorization; (x) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles and (B) to maintain accountability for assets; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.24 EMPLOYEES. No labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers, contract manufacturing organizations, manufacturers, authorized dealers or distributors that might be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company and its subsidiaries, considered as a whole. No collective-bargaining agreement exists with any of the Company's or any of the Company's subsidiaries' employees and, to the best knowledge of the Company, no such agreement is imminent.

     2.25 POLITICAL CONTRIBUTIONS. Neither the Company nor any of its subsidiaries has, directly or indirectly, at any time (x) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law; (y) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by all applicable laws; or (z) violated nor is it in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     2.26 ENVIRONMENTAL LIABILITIES. Neither the Company nor any of its subsidiaries has any liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision of, or has received notice of any potential liability under, any foreign, federal, state or local law, rule or regulation or the common law, or any tort, nuisance or absolute liability theory, or under any code, order, decree, judgment or injunction applicable to the Company or any of its subsidiaries relating to public health or safety, worker health or safety or pollution, damage to or protection of the environment, including, without limitation, laws relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the manufacture, processing, use treatment, storage, generation, disposal, transport or handling of hazardous materials. As used herein, "hazardous material" includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

     2.27 INVESTMENT COMPANY ACT. The Company is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

     2.28 PATENTS. The Company owns or possesses adequate rights to use all material trademarks, service marks, trade names and copyrights described or referred to in the Final Prospectus as owned by or used by it, or which are necessary for the conduct of its business as described in the Final Prospectus; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company.

Underwriting Agreement
March 26, 1988

                                     SECTION 3
                        PURCHASE AND SALE OF THE SECURITIES

     3.1 PURCHASE OF SECURITIES AND OVER-ALLOTMENT OPTION. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees to purchase from the Company at a price of $_____ PER SHARE AND $______ PER WARRANT, severally and not jointly, the number of Shares and Warrants set forth opposite their respective names in Schedule I hereto. The Underwriters agree to offer the Shares and Warrants to the public as set forth in the Final Prospectus.

     The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in the sale of Firm Securities, all or any portion of the Over-allotment Shares and/or the Over-allotment Warrants for a period of forty-five (45) days after the Effective Date at the purchase price set forth above. The Representative shall notify the Company of its intention to exercise the Over-allotment Option at least three
(3) days prior to such exercise or exercises.

     3.2 SUBSTITUTION OF UNDERWRITERS. If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (pro rata in proportion to the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto) the total number of Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total number of Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto purchasable by it pursuant to the terms of Section 3.1; and provided further that the non-defaulting Underwriters shall not be obligated to purchase any Securities which the defaulting Underwriter or Underwriters agreed to purchase if such additional purchase would cause the Underwriter to be in violation of the net capital rule of the Commission or other applicable law. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities. In any such case, the Representative shall have the right to postpone the Closing determined as provided in Section 3.3.2 hereof for not more than seven Business Days after the date originally fixed as the Closing pursuant to said Section 3.3.2 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If the non-defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 3.5 and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or to the non-defaulting Underwriters for damages caused by its default hereunder.

     3.3 PUBLIC OFFERING PRICE. After the Commission notifies the Company that the Registration Statement has become effective, the Underwriters propose to offer the Firm Securities to the public at an initial public offering price of $_______ PER SHARE AND $______ PER WARRANT as set forth in the Final Prospectus. The Underwriters may allow such discounts and concessions upon sales to selected dealers as may be determined from time to time by the Representative.

           3.3.1 PAYMENT FOR SECURITIES. Payment for the Securities (including any Securities included in the Over-allotment Option which the Underwriters agree to purchase) shall be made to the Company or its order by certified or official bank check or checks, in the amount of the purchase price by or on behalf of the Underwriters at the offices of the Representative in Englewood, Colorado, upon delivery to the Representative

Underwriting Agreement
March 26, 1998
     or its designee of certificates for the Shares and Warrants in definitive form in such numbers and registered in such names as the Representative requests in writing at least three full business days prior to such delivery. At the request of the Representative, the Company shall deliver the Securities to the Underwriters through the facilities of The Depository Trust Company or as otherwise directed.

           3.3.2 CLOSING. The time and date of delivery and payment hereunder is herein called the "Closing Date" and shall take place at the office of the Representative in Englewood, Colorado, or at such other location as may be specified by the Representative, on the fourth Business Day (as hereinafter defined) following the Effective Date; provided, however, that such date may be extended for not more than an additional seven business days by the Representative. Should the Underwriters elect to exercise any part of the Over-allotment Option pursuant to Section 3.1 above, the time and date of delivery and payment for such Over-allotment Shares and/or Over-allotment Warrants shall be the third Business Day following such exercise of the Over-allotment Option, or each earlier date as may be agreed upon by the Representative and the Company. Said date is referred to as the "Over-allotment Closing Date."

           3.3.3 INSPECTION OF CERTIFICATES. For the purpose of expediting the checking and packaging of the certificates for the Securities, if requested by the Representative, the Company agrees to make the certificates available for inspection by the Representative at the main office of the Representative in Sarasota, Florida, at least two full business days prior to the proposed delivery date.

     3.4 SALE OF REPRESENTATIVE'S OPTIONS. On the Closing Date the Company will sell and deliver to the Representative and its designees, for a purchase price of $100, Share Options and Warrant Options dated as of the date of the Prospectus substantially in the form filed as an Exhibit to the Registration Statement with such changes therein, if any, as may be agreed upon by the Company and the Representative, to purchase 100,000 SHARES AT $______ PER SHARE AND 100,000 WARRANTS AT $______ PER WARRANT. The Company shall not be obligated to sell and deliver the Representative's Options, and the Representative will not be obligated to purchase and pay for the Representative's Options, except upon payment for the Securities pursuant to Subsection 3.3.1 hereof.

     The Representative's Options shall be non-transferable for a period of one
(1) year following the Effective Date except to the Underwriters and their respective officers or partners. The Representative's Options shall also contain anti-dilution provisions for stock splits, recombinations and reorganizations, a one-time demand registration provision, customary piggyback registration rights and shall otherwise be in form and substance satisfactory to the Representative. The Representative's Options will be exercisable during the four year period commencing one (1) year after the Effective Date.

     3.5 REPRESENTATIVE'S EXPENSE ALLOWANCE. It is understood that the Company shall reimburse the Representative, for itself alone and not on behalf of the other Underwriters, for its expenses on a nonaccountable basis in the amount of three percent (3%) of the gross proceeds from the sale of the Shares and the Warrants ($_____ PER SHARE AND $______ PER WARRANT) including proceeds from the sale of the Over-allotment Shares and/or the Over-allotment Warrants (hereinafter the "Expense Allowance"). The Representative acknowledges receipt of $25,000 of said Expense Allowance. On the Closing Date and, if applicable, on the Over-allotment Closing Date, the Representative shall be entitled to withhold the unpaid balance of such Expense Allowance. The Representative shall be solely responsible for all expenses incurred by it in connection with the offering including, but not limited to, the expenses of its own counsel except as set forth in Section 5.7 hereof. Notwithstanding the foregoing, if the Registration Statement does not become effective, or the offering is never commenced after it becomes effective, or if this Agreement is terminated as provided herein, the Representative will retain so much of the Expense Allowance which has been or should have been received by the Representative from the Company as is equal to its actual accountable out-of-pocket expenses and reimburse the remainder, if any, to the Company, provided that the amount to be reimbursed will not exceed $25,000. The Representative's expenses shall include, but are not to be limited to, a fee to compensate the Representative for the services and time of Representative's counsel plus any additional expenses and fees, including but not limited to, travel expenses, postage expenses, duplication expenses, confirmation and other record preparation

Underwriting Agreement
March 26, 1998
expenses, long-distance telephone expenses, consultant and investigator expenses and other expenses incurred by the Representative in connection with the proposed offering.

     3.6 REPRESENTATIONS OF THE PARTIES. The parties hereto respectively represent that as of the Closing Date the representations herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

     3.7 POST-CLOSING INFORMATION. The Representative covenants that reasonably promptly after the Closing Date, it will supply the Company with all information required from the Representative which must be supplied to the Commission, if any, and such additional information as the Company may reasonably request to be supplied to the securities authorities for such states in which the Securities have been qualified for sale.

     3.8 RE-OFFERS BY SELECTED DEALERS. On each sale by the Underwriters of any of the Securities to selected dealers, the Representative shall require the selected dealer purchasing any such Securities to agree to re-offer the same on the terms and conditions of the offering set forth in the Final Prospectus.

                                     SECTION 4
                       REGISTRATION STATEMENT AND PROSPECTUS

     4.1 DELIVERY OF REGISTRATION STATEMENTS. The Company shall deliver to the Representative without charge two (2) manually signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and shall deliver without charge to the Representative ten (10) conformed copies of the Registration Statement and any amendment or supplement thereto, including such financial statements and exhibits. The signed copies of the Registration Statement so furnished to the Representative will include manually signed copies of any and all consents and certificates of the independent public accountant certifying to the financial statements included in the Registration Statement and signed copies of any and all opinions, consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement as having prepared, certified, or reviewed any part thereof.

     4.2 DELIVERY OF PRE-EFFECTIVE PROSPECTUS. The Company will cause to be delivered to the Underwriters and to other broker-dealers, without charge, prior to the Effective Date, as many copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by Item 501(c)(8) of Regulation S-K (Reg. 229.501(c)(8)) as may be required by the Representative. The Company consents to the use of such documents by the Underwriters and by selected dealers prior to the Effective Date of the Registration Statement.

     4.3 DELIVERY OF PROSPECTUS. The Company will deliver, without charge, copies of the Effective Prospectus and the Final Prospectus at such addresses and in such quantities as may be required by the Underwriters for the purposes contemplated by this Agreement and shall deliver said printed copies of the Effective Prospectus and the Final Prospectus to the Underwriters and to selected dealers within one business day after the Effective Date.

     4.4 FURTHER AMENDMENTS AND SUPPLEMENTS. If during such period of time as in the opinion of the Representative or its counsel the Final Prospectus is required to be delivered under the Securities Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Effective Date to amend or supplement the Final Prospectus to comply with the Securities Act, the Company will forthwith notify the Representative thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. The Company shall furnish and deliver to the Representative and to others whose names and addresses are designated by the Representative, all at the cost of the Company, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus not misleading in the light of the circumstances as of the date of such Prospectus, amendment, or supplement, and which will comply in all respects with the Securities Act. In the event the Underwriters are required to deliver a Prospectus beyond completion of their participation in the public offering, upon request the Company will prepare promptly such Prospectus or Prospectuses as may be necessary to permit continued compliance with the requirements of Section 10 of the Securities Act.

     4.5 USE OF PROSPECTUS. The Company authorizes the Underwriters and all selected dealers to whom any of the Securities may be sold to use the Effective Prospectus and the Final Prospectus, as from time to time amended or supplemented, in connection with the offer and sale of the Securities and in accordance with the applicable provisions of the Securities Act, the Rules and Regulations and state Blue Sky or securities laws.

                                     SECTION 5
                              COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Underwriters that:

     5.1 OBJECTION OF REPRESENTATIVE TO AMENDMENTS OR SUPPLEMENTS. The Company will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement or Prospectus, unless and until a copy of such amendment or supplement has been furnished to the Representative a reasonable period of time prior to the proposed filing thereof; or to which the Representative or counsel for the Representative have reasonably objected, in writing, on the ground that such amendment or supplement is not in compliance with the Securities Act or the Rules and Regulations.

     5.2 COMPANY'S BEST-EFFORTS TO CAUSE REGISTRATION STATEMENT TO BECOME EFFECTIVE. The Company will use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, comply with the provisions of and make all requisite filings with the Commission pursuant to such Rule and to notify the Representative promptly (in writing, if requested) of all such filings. The Company shall promptly advise the Representative, and will confirm such advice in writing (a) when the Registration Statement shall become effective and when any amendment thereto shall have become effective and when any amendment of or supplement to the Effective Prospectus or the Final Prospectus shall be filed with the Commission; (b) when the Commission makes a request or suggestion for any amendment to the Registration Statement or the Effective Prospectus or the Final Prospectus or for additional information and the nature and substance thereof; and (c) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Effective Prospectus or the Final Prospectus untrue or which requires the making of any changes in the Registration Statement or the Effective Prospectus or Final Prospectus in order to make the statements therein not misleading. The Company shall also promptly notify the Representative, and confirm such notice in writing, when the Company has knowledge of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to
Section 8 of the Securities Act, suspending or preventing the use of any Preliminary Prospectus or the Effective Prospectus or Final Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or refusing or suspending the qualification of the Securities, and to obtain as soon as possible a lifting of any such suspension order, the reversal of any such refusal to qualify, and the termination of any such suspension.

     5.3 PREPARATION AND FILING OF AMENDMENTS AND SUPPLEMENTS. The Company agrees to prepare and file promptly with the Commission, upon request of the Representative, such amendments or supplements to the Registration Statement or Final Prospectus, in form satisfactory to counsel to the Company, as may be necessary, in the opinion of counsel to the Representative and of counsel to the Company; and it shall use its best efforts to cause the same to become effective as promptly as possible.

     5.4 BLUE SKY QUALIFICATION. The Company has used and will use its best efforts to qualify (blue-sky) the sale of the Securities in those states as may be agreed upon by the Company and the Representative. Copies of all applications for the registration of securities and related documents (except for the Registration Statement and Preliminary or Final Prospectus) filed by the Representative's counsel with the various states have been supplied to the Company's counsel, concurrently with their transmission to the various states, and copies of all comments and orders received from the various states have been and shall be immediately supplied to the Company's counsel. Immediately prior to the Effective Date, counsel for the Representative shall advise the Representative in writing of all states wherein the offering is exempt or has been registered for sale, canceled, withdrawn or denied, the date of such event(s) and the number of Securities registered for sale in each such state. After settlement and closing, the Representative shall notify its counsel of the number of Securities sold in each such jurisdiction.

     5.5 FINANCIAL STATEMENTS. The Company at its own expense will prepare and give such financial statements and other information to the Commission, or the proper public bodies of the states in which the Securities may be registered or qualified, as may be required by them.

     5.6 REPORTS AND FINANCIAL STATEMENTS TO THE REPRESENTATIVE. During the period ending three years from the Closing Date, the Company will deliver to the Representative copies of each annual report of the Company, and will deliver to the Representative, within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its Subsidiaries, if any, on a consolidated basis, and a similar financial report of all unconsolidated Subsidiaries, if any. All such reports will include a balance sheet as of the end of the preceding fiscal year, a statement of operations, a statement of cash flows and an analysis of shareholders' equity covering such fiscal year, and all will be in reasonable detail and certified by independent public accountants for the Company. These requirements will be satisfied if the Company provides to the Representative copies of its Forms 10-K, Forms 10-Q and Forms 8-K (or other appropriate forms) when they are filed with the Commission.

     If the Company shall fail to furnish the Representative with financial statements as herein provided, within the times specified herein, the Representative, after giving reasonable notice of not less than 30 days (and if the financial statements are not provided within such 30 day period), shall have the right to have such financial statements prepared by independent public accountants of its own choosing and the Company agrees to furnish such independent public accountants such data and assistance and access to such records as they may reasonably require to enable them to prepare such statements and to pay their reasonable fees and expenses in preparing the same.

     During the period ending three years from the Closing Date the Company shall also provide to the Representative copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, or which it shall file with the Commission; and, upon request in writing from the Representative, the Company shall furnish to the Representative such other information as may reasonably be requested and which may be properly disclosed to the Representative with reference to the property, business and affairs of the Company and its Subsidiaries, if any; provided such written request includes an agreement to keep confidential any information which should not be disclosed to the public.

     5.7 EXPENSES PAID BY THE COMPANY. The Company will pay or cause to be paid, whether or not the transactions contemplated hereunder are consummated or the Registration Statement is prevented from becoming effective or this Agreement is terminated, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities; (b) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Underwriters in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Effective Prospectus and the Final Prospectus as amended or supplemented, and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriters' Powers of Attorney, Blue Sky Memoranda, Agreements Among Underwriters, and Selected Dealer Agreements; (c) the filing fee of the National Association of Securities Dealers, Inc.; (d) any applicable listing fees; (e) the cost of printing certificates representing the Shares and Warrants; (f) the cost and charges of any transfer agent or registrar, and the Warrant agent; and (g) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section. It is understood, however, that, except as provided in this Section, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     5.8 REPORTS TO SHAREHOLDERS. During the period ending five years from the Closing Date the Company will, as promptly as possible, but not later than 180 days after the end of its annual fiscal year, render and distribute reports to its shareholders which will include audited statements of its operations and cash flows during such period and its balance sheet as of the end of such period, as to which statements the Company's independent certified public accountants shall have rendered an opinion.

     5.9 SECTION 11(a) FINANCIALS. The Company will make generally available to its security holders and will deliver to the Representative, as soon as practicable, an earnings statement (as to which no opinion need be rendered but which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of at least 12 months beginning after the Effective Date. Compliance by the Company with Rule 158 promulgated under the Securities Act shall satisfy the requirements of this Section 5.9.

     5.10 POST-EFFECTIVE AVAILABILITY OF PROSPECTUS. The Company will comply, at its own expense, with all requirements imposed upon it by the Securities Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Shares and the Warrants and the exercise of the Warrants.

     5.11 APPLICATION OF PROCEEDS. The Company will apply the net proceeds from the sale of the Securities substantially in the manner specifically set forth in the Final Prospectus. Any deviation from such application must be in accordance with the Final Prospectus and may occur only after approval by the board of directors of the Company and then only after the board of directors has obtained the written opinion as to the propriety of any such deviation provided by recognized legal counsel well versed in the federal and state securities laws.

     5.12 AGREEMENTS OF CERTAIN SHAREHOLDERS. The Company has delivered to the Representative, prior to the execution of this Agreement, the agreement of each officer, director, and one percent (1%) or greater shareholder, that for a period of from the Effective Date such persons shall not sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of any portion of the shares of Common Stock owned directly, indirectly or beneficially by such person prior to the Effective Date, without the Representative's prior written consent.

     5.13 DELIVERY OF DOCUMENTS. At the Closing, the Company has delivered to the Representative true and correct copies of the articles of incorporation of the Company and all amendments thereto; true and correct copies of the by-laws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement. All such copies shall be certified by the Secretary of the Company.

     5.14 COOPERATION WITH REPRESENTATIVE'S DUE DILIGENCE. At all times prior to the Closing Date, the Company will cooperate with the Representative in such investigation as the Representative may make or cause to be made of all the properties, management, business and operations of the Company, and the Company will make available to the Representative in connection therewith such information in its possession as the Representative may reasonably request.

     5.15 APPOINTMENT OF TRANSFER AGENT AND WARRANT AGENT. The Company has appointed , as Transfer Agent for the Common Stock and Warrant Agent for the Warrants, subject to the closing of the offering. The Company will not change or terminate such appointment for a period of three years from the Effective Date without first obtaining the written consent of the Representative, which consent shall not be unreasonably withheld.

     5.16 COMPLIANCE WITH CONDITIONS PRECEDENT. The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 8 hereof.

     5.17 FILING OF FORM SR. If required under the Securities Act, the Company agrees to file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 promulgated under the Securities Act and to provide a copy of such reports to the Representative and its counsel.

     5.18 BOUND VOLUME. The Company shall supply to the Representative and the Representative's counsel, at the Company's cost, three bound volumes each of all of the public offering materials within a reasonable time after the closing, not to exceed three months.

     5.19 LISTING IN MOODY'S AND STANDARD & POOR'S. The Company has applied to have the Company listed in Moody's Over-The-Counter Manual or Standard & Poor's Standard Corporation Records, and it agrees to maintain such listings.

     5.20 NASDAQ. The Company has applied to have the Common Stock and Warrants quoted on the Nasdaq Stock Market ("NASDAQ") on the Effective Date and it shall continue such listing on NASDAQ or on a national securities exchange during the entire period each such security is outstanding; provided that the Company is in compliance with NASDAQ maintenance requirements. The NASDAQ symbols shall be mutually agreeable to the Company and the Representative.

     5.21 SECONDARY TRADING QUALIFICATION. The Company agrees to use its best efforts to qualify the Common Stock and Warrants for secondary trading as soon as legally possible in such states as are requested by the Representative from time to time, including, without limitation, California and Texas.

     5.22 RIGHT OF INSPECTION. For a period of three years after the Effective Date, the Representative, at the Representative's expense, will have the right to have a person or persons selected by the Representative review the books and records of the Company upon seven days' written notice and at reasonable times. Such person or persons will be required to execute a confidentiality agreement which will, in part, prohibit disclosure of information to any party except the Representative, which information shall be held in confidence unless otherwise specifically agreed to by the Company in writing.

     5.23 OUTSIDE DIRECTORS, COMMITTEES, EXECUTIVE COMPENSATION. The Company shall use its best efforts to have at least two members elected to its board of directors who are not officers or employees of the Company ("outside directors") on the Effective Date of the Registration Statement, and to cause two such outside directors to be nominated as directors for two additional one-year terms. The Company will form independent audit and compensation committees which shall be comprised of at least three of the Company's directors, at least a majority of whom shall be outside directors.

     5.24 REGISTRATION UNDER THE EXCHANGE ACT. The Company has filed a Registration Statement under Section 12(g) of the Exchange Act with respect to the Common Stock and the Warrants. The Company has delivered a copy of such filing to the Representative and to legal counsel for the Representative. The Company shall use its best efforts to cause the registration statement under the Exchange Act to become effective not later than the Effective Date, or as soon thereafter as possible.

                                     SECTION 6
                          INDEMNIFICATION AND CONTRIBUTION

     6.1 INDEMNIFICATION BY COMPANY. The Company shall indemnify and hold harmless each Underwriter against any and all loss, claim, damage or liability, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, or liability (or action with respect thereto) arises out of or is based upon
(a) any violation of any registration requirements; (b) any improper use of sales literature by the Company; (c) any untrue statement or alleged untrue statement made by the Company in Section 2 hereof; (d) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, any

Preliminary Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto, or (ii) in any application or other document, executed by the Company specifically for such application or based upon written information furnished by the Company, filed in order to qualify the Securities under the securities laws of the states where filings were made (any such application, document, or information being hereinafter called "Blue Sky Application"); or (e) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter for any legal or other reasonable expenses incurred by such Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Effective Prospectus and the Final Prospectus or any amendment or supplement thereto, or any Blue Sky Application.

     6.2 INDEMNIFICATION BY UNDERWRITERS. Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any and all loss, claim, damage or liability, joint or several, to which the Company may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability (or action in respect thereto) arises out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto or (ii) in any Blue Sky Application; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information and in conformity with written information furnished to the Company through the Representative or on behalf of such Underwriter specifically for use in the preparation thereof; and shall reimburse any legal or other expenses reasonably incurred by the Company in connection with the investigation or defending against any such loss, claim, damage, liability, or action.

     6.3 RIGHT TO PROVIDE DEFENSE. Promptly after receipt by an indemnified party under Section 6.1 or 6.2 above of written notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it of any liability which it may have to an indemnified party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party's ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability which it may have to the indemnified party or any person identified in
Section 6.4 below. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Representative shall have the right to employ counsel to represent the Representative and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such section if, in the Representative's reasonable judgment, it is advisable for the Representative and those Underwriters to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

     6.4 CONTRIBUTION. If the indemnification provided for in Sections 6.1 and 6.2 of this Agreement is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Sections 6.1 or 6.2 above (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and un-itemized expenses received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section 6.4, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the Underwriters in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Section 6.4. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue statements or omissions. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Under this Section 6.4, each Underwriter's obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 6.4 hereof).

     6.5 EXTENSION OF OBLIGATIONS. The obligations of the Company under this Section 6 shall be in addition to any other liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement, and to each person, if any, who controls the Company within the meaning of the Securities Act.

     6.6 REIMBURSEMENT OF UNDERWRITERS. In addition to its obligations under Section 6.1 of this Agreement, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage, or liability described in Section 6.1 of this Agreement, it will reimburse the Underwriters, and each of them, on a monthly basis (or more often, if requested) for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments are so held to have been improper, the Underwriters receiving the same shall promptly return such amounts to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit rating) announced from time to time by Norwest Bank of Denver, Denver, Colorado (the "Prime Rate"). Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request until the date paid.

     6.7 REIMBURSEMENT OF THE COMPANY. In addition to their obligations under Section 6.2 of this Agreement, the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in Section 6.2 of this Agreement, they will reimburse the Company on a monthly basis (or more often, if requested) for all reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments are so held to have been improper, the Company shall promptly return such amounts to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request until the date paid.

                                     SECTION 7
                             EFFECTIVENESS OF AGREEMENT

     This Agreement shall become effective (a) at 10:00 a.m., Eastern Time, on the first full business day after the Effective Date, or (b) upon release by the Representative of the Securities for sale after the Effective Date, whichever shall first occur. The Representative shall notify the Company immediately after the Representative shall have taken any action, by release or otherwise, whereby this Agreement shall have become effective. For purposes of this Agreement, the release of the initial public offering of the Firm Securities for sale to the public shall be deemed to have been made when the Representative releases, by telegram or otherwise, firm offers of the Firm Securities to securities dealers or release for publication of a newspaper advertisement relating to the Firm Securities, whichever occurs first. This Agreement shall, nevertheless, become effective at such time earlier than the time specified above, after the Effective Date, as the Representative may determine by notice to the Company.

                                     SECTION 8
                    CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS

     The obligations of the several Underwriters hereunder to purchase the Securities and to make payment to the Company hereunder on the Closing Date and on the Over-allotment Closing Date, if any, shall be subject to the accuracy, as of the Closing Date and the Over-allotment Closing Date, of each of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

     8.1 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement and all post-effective amendments thereto filed with the Commission prior to the Closing Date or the Over-allotment Closing Date shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Final Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement, the Effective Prospectus or Final Prospectus, nor any amendment thereto shall have been filed to which counsel to the Representative shall have reasonably objected in writing or have not given their consent.

     8.2 ACCURACY OF REGISTRATION STATEMENT. The Representative shall not have advised the Company that the Registration Statement or the Effective Prospectus or Final Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Representative, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     8.3 CASUALTY AND OTHER CALAMITY. Since the Effective Date the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance, and no officer or director of the Company shall have suffered any injury, sickness or disability of a nature which would materially adversely affect his or her ability to properly function as an officer or director of the Company.

     8.4 LITIGATION AND OTHER PROCEEDINGS. Other than as disclosed in the Registration Statement or Prospectus, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, management, licenses, operations or financial condition or income of the Company considered as an entity.

     8.5 LACK OF MATERIAL CHANGE. Except as contemplated herein or as set forth in the Registration Statement and Final Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement, the Company (a) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the last audited balance sheet included in the Registration Statement, and
(b) except in the ordinary course of its business, the Company shall not have incurred any liabilities, claims or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. The capital stock and surplus accounts of the Company shall be substantially the same as at the date of the last audited balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Securities, other than as may be set forth in the Final Prospectus, and except as the surplus reflects the result of continued profits or losses from operations consistent with prior periods.

     8.6 REVIEW BY REPRESENTATIVE'S COUNSEL. The authorization of the Shares, the Warrants, the Warrant Shares, the Representative's Options and the Common Stock and Warrants issuable upon the exercise of the Representative's Options, the Registration Statement, the Effective Prospectus and the Final Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Representative.

     8.7.1 OPINION OF COUNSEL. The Company shall have furnished to the Representative the opinion, dated the Closing Date and, if applicable, the Over-allotment Closing Date, addressed to the Representative, from Neuman & Drennen, LLC, counsel to the Company, to the effect that based upon a review by them of the Registration Statement, Effective Prospectus and the Final Prospectus, the Company's articles of incorporation, by-laws, and relevant corporate proceedings and contracts, and examination of such statutes they deem necessary and such other investigation by such counsel as they deem necessary to express such opinion:

           (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of, and has the corporate power and authority to own its properties and to carry on its business as described in the Registration Statement and Effective Prospectus and the Final Prospectus.

           (b) The Company is duly qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or held under lease or the nature of the business conducted requires such qualification except where the failure to qualify would not have a material adverse effect on the business of the Company.

           (c) The authorized and outstanding capital stock of the Company is as set forth in the Effective Prospectus and Final Prospectus; the Common Stock of the Company, the Warrants, and the Representative's Options conform in all material respects to the statements concerning them in the Effective Prospectus and Final Prospectus; the outstanding Common Stock of the Company contains no preemptive rights; the Shares, the Warrants, and the Representative's Options have been, and the Common Stock issuable upon exercise of the Share Options and the Representative's Options, will be, duly and validly authorized and, upon issuance thereof and payment therefor in accordance with this Agreement, validly issued, fully paid and nonassessable, and will not be subject to the preemptive rights of any shareholder of the Company.

           (d) A sufficient number of shares of Common Stock have been duly reserved for issuance upon the exercise of the Warrants, the Representative's Options and the Warrants issuable upon exercise of the Representative's Options.

           (e) To such counsel's knowledge, no consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are required for the valid authorization, issuance or sale of the Common Stock, the Warrants and the Representative's Options contemplated by this Agreement, except for those consents, approvals, authorizations, and orders which the Company has obtained and which are in full force and effect under the Securities Act, the Exchange Act, and under applicable state securities laws in connection with the purchase and distribution of such securities by the Underwriters, and the clearance of the underwriting compensation by the NASD.

           (f) The issuance and sale of the Securities and the Representative's Options, the consummation of the transactions herein contemplated, and the compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a default under the articles of incorporation or by-laws of the Company; nor, to such counsel's knowledge, will they conflict with or result in a breach of any of the terms, conditions, or provisions of any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, other than for which the Company has received a consent or waiver of such conflict, breach or default, or where such conflict or breach would not have a material adverse effect on the business of the Company; or any existing law (provided this paragraph shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property.

           (g) On the basis of a reasonable inquiry by such counsel, including participation in conferences with representatives of the Company and its accountants at which the contents of the Registration Statement and the Effective Prospectus and the Final Prospectus and related matters were discussed, and without expressing any opinion as to the financial statements or other financial data contained therein: (i) nothing has come to such counsel's attention which leads them to believe that the Registration Statement and the Final Prospectus, as amended or supplemented by any amendments or supplements thereto made by the Company prior to the Closing Date, do not comply as to form in all material respects with the requirements of the Securities Act; (ii) nothing has come to their attention which leads them to believe that the Registration Statement or the Final Prospectus, as amended or supplemented by any such amendments or supplements thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) they do not know of any contract or other document required to be described in or filed as an exhibit to the Registration Statement which is not so described or filed; and (iv) the Registration Statement has become effective under the Securities Act, and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

           (h) This Agreement has been duly authorized and executed by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder may be limited by federal or state securities laws or public policy and except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors rights generally and by general equitable principles.

           (i) The Company is not in default of any of the contracts, licenses, leases or agreements to which it is a party, and the offering of the Shares, the Warrants and the Representative's Options will not cause the Company to become in default of any of its contracts, licenses, leases or agreements.

           (j) To such counsel's knowledge the Company is not currently offering any securities for sale except as described in the Registration Statement.

           (k) Counsel has no knowledge of any promoter, affiliate, parent or subsidiaries of the Company except as are described in the Registration Statement and Final Prospectus.

           (l) To the knowledge of counsel, and without making any statement as to title, the Company owns all properties described in the Registration Statement as being owned by it; the properties are free and clear of all liens, charges, encumbrances or restrictions except as described in the Registration Statement; all of the leases, subleases and other agreements under which the Company holds its properties are in full force and effect; the Company is not in default under any of the material terms or provisions of any of the leases, subleases or other agreements; and there are no claims against the Company concerning its rights under the leases, subleases and other agreements and concerning its right to continued possession of its properties.

           (m) To the knowledge of counsel, the Company has been issued by the appropriate federal, state and local regulatory authorities the required licenses, certificates, authorizations or permits necessary to conduct its business as described in the Registration Statement and to retain possession of its properties. Counsel is unaware of any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

           (n) To the knowledge of counsel, the Company has paid all taxes which are shown as due and owing on the financial statements included in the Registration Statement and Final Prospectus.

     As to all factual matters, including without limitation the issuance of stock certificates and receipt of payment therefor, the states in which the Company transacts business, and the adoption of resolutions reflected by the Company's minute book, such counsel may rely on the certificate of an appropriate officer of the Company. Counsel's opinion as to the validity and enforceability of any and all contracts and agreements referenced herein may exclude any opinion as to the validity or enforceability of any indemnification or contribution provisions thereof, or as the validity or enforceability of any such contract or agreement may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles.

     8.8 ACCOUNTANT'S LETTER. The Representative shall have received letters addressed to it dated the Effective Date, the Closing Date and, if applicable, the Over-allotment Closing Date, respectively, and a draft of such letter at least five days prior to the Effective Date, the Closing Date and, if applicable, the Over-allotment Closing Date, from KPMG Peat Marwick LLC, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations. In the letter dated the date of this Agreement, they shall state their conclusions and findings with respect to such financial, accounting, and statistical information and other matters contained in the Registration Statement as have been approved by the Representative prior to the execution of this Agreement. In the letter dated the Closing Date (and if applicable, the Over-allotment Closing Date), they shall state as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date of such letter) their conclusions and findings with respect to the financial information and other matters covered by their letter dated the date of this Agreement, the purpose of the letter to be delivered on the Closing Date (and, if applicable, the Over-allotment Closing Date) being to update in all respects the conclusions and findings set forth in the prior letter or letters. The Representative shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such letters as the Representative shall reasonably request.

     8.9 OFFICER'S CERTIFICATE. The Company shall furnish to the Representative certificates, each signed by the President and Chief Financial Officer of the Company, one dated as of the Effective Date, one dated as of the Closing Date, and, if applicable, one dated as of the Over-allotment Closing Date, to the effect that:

           (a) The representations and warranties of the Company in this Agreement are true and correct at and as of the date of the certificate, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate.

           (b) The Registration Statement has become effective and to the best of the knowledge of the respective signers no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or is threatened by the Commission.

           (c) The respective signers have each examined the Registration Statement and the Final Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Final Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth.

     8.10 TENDER OF DELIVERY OF SECURITIES. All of the Securities being offered by the Company and being purchased from the Company by the Underwriters, and the Representative's Options being purchased from the Company by the Representative, shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

     8.11 BLUE-SKY REGISTRATION OR QUALIFICATION. The Shares and the Warrants shall be registered or qualified in such states as the Representative and the Company may agree pursuant to Section 5.4, and each such registration or qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Over-allotment Closing Date. On the Effective Date, on the Closing Date and, if applicable, the Over-allotment Closing Date, the Representative shall receive from counsel for the Representative, written information which contains the following:

           (a) the names of the states in which applications to register or qualify the Shares, the Warrants and the Warrant Shares have been filed;

           (b) the status of such registrations or qualifications in such states as of the date of such letter;

           (c) a list containing the name of each such state in which the Shares, the Warrants and the Warrant Shares may be legally offered and sold by a dealer licensed in such state and the number of each which may be legally offered and sold in the offering in each such state as of the date of such letter;

           (d) with respect to the written information provided on the Effective Date, a representation that such counsel will promptly update such written information if counsel receives actual notice of any material changes in the information provided therein between the Effective Date and the Closing Date and, if applicable, Over-allotment Closing Date;

           (e) the names of the states in which the offer and sale of the Shares and Warrants in the offering is exempt from registration or qualification; and

           (f) a statement that the Underwriters and selected dealers in the offering may rely upon the information contained therein.

     8.12 APPROVAL OF REPRESENTATIVE'S COUNSEL. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Representative, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to the counsel for the Representative at least three business days before the dates they are to be provided, that is, the Effective Date, the Closing Date, and the Over-allotment Closing Date, if applicable.

     8.13 OFFICERS' CERTIFICATE AS A COMPANY REPRESENTATION. Any certificate signed by an officer of the Company and delivered to the Representative or counsel for the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

     8.14 OPINION OF REPRESENTATIVE'S COUNSEL. The Representative shall have received from Marc J. Ross, Esq., counsel for the Representative, an opinion dated the Closing Date, with respect to the issuance and sale of the Securities, and such other related matters as the Representative may reasonably require, and the Company shall have furnished such counsel with all documents which they may request for the purpose of enabling them to pass upon such matter.

                                     SECTION 9
                                    TERMINATION

     9.1 TERMINATION BECAUSE OF NONCOMPLIANCE. This Agreement may be terminated in its entirety by the Representative by notice to the Company prior to its effectiveness in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement which the Company is required by this Agreement to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 3, 4, 5, and 8 hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing.

     9.2 MARKET OUT TERMINATION. This Agreement may be terminated by the Representative by notice to the Company at any time if, in the sole judgment of the Representative, payment for and delivery of the Securities is rendered impracticable or inadvisable because of:

           (a) Material adverse changes in the Company's business, business prospects, management, earnings, properties or conditions, financial or otherwise;

           (b) Any action, suit, or proceedings, at law or in equity, hereafter threatened or filed against the Company by any person or entity, or by any federal, state or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, business prospects, properties, financial condition or income or earnings of the Company;

           (c) Additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or new offering or trading restrictions shall have been generally established by a registered securities exchange, the Commission, NASD or other applicable regulatory authority, or trading in securities generally on any such exchange, NASDAQ or otherwise, shall have been suspended, or a general moratorium shall have been established by federal or state authorities;

           (d) Substantial and material changes in the condition of the market beyond normal fluctuations such that it would be undesirable, impracticable or inadvisable in the judgment of the Representative to proceed with this Agreement or with the public offering of the Securities;

           (e) Any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities; or

           (f) Any suspension of trading in the securities of the Company in the over-the-counter market or the interruption or termination of quotations of any security of the Company on the NASDAQ System.

     9.3 EFFECT OF TERMINATION HEREUNDER. Any termination of this Agreement pursuant to this Section 9 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 3.5 and 5.7; and the Company and the Underwriters shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Sections 6.1 or 6.4 in the case of the Company and Sections 6.2 or 6.4 in the case of the Underwriters.

                                     SECTION 10
                  REPRESENTATIVE'S REPRESENTATIONS AND WARRANTIES

     The Representative represents and warrants to and agrees with the Company that:

     10.1  REGISTRATION AS BROKER-DEALER AND MEMBER OF NASD.  The
Representative is registered as a broker-dealer with the Commission and is registered as a securities broker-dealer in all states in which it will sell Securities and is a member in good standing of the National Association of Securities Dealers, Inc.

     10.2 NO PENDING PROCEEDINGS. There is not now pending or threatened against the Representative any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Commission or any state securities regulatory authority concerning activities as a broker or dealer which are foreseen as affecting the Representative's capacity to complete the terms of this Agreement.

     10.3 COMPANY'S RIGHT TO TERMINATE. In the event any action or proceeding of the type referred to in Section 10.2 above shall be instituted or threatened against the Representative at any time prior to the Effective Date hereunder, or in the event there shall be filed by or against the Representative in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if it makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Representative to terminate this Agreement without any liability to the Representative or the Company of any kind except for the payment of all expenses as provided herein.

     10.4 REPRESENTATIVE'S COVENANTS. The Representative covenants and agrees with the Company that (a) it will not offer or sell the Securities in any state or other jurisdiction where it has not been advised in writing by legal counsel for the Company that the Securities are qualified for the offer and sale therein or exempt from such requirements; (b) it will not make any representation to any person in connection with the offer and sale of the Securities covered hereby except as set forth in the Registration Statement or as authorized in writing by the Company and the Representative; (c) it will comply in good faith with all laws, rules and regulations applicable to the distribution of the securities, including the Rules of Fair Practice of the NASD; and (d) the Representative has the authority to execute this Agreement on behalf of all of the Underwriters.

                                     SECTION 11
                                       NOTICE

     Except as otherwise expressly provided in this Agreement:

     11.1 NOTICE TO THE COMPANY. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

                FirstLink Communications, Inc.
                190 SW Harrison
                Portland, Oregon 97201
                Attn:  A. Roger Pease, President

     with a copy to:

                David H. Drennen, Esq.
                Neuman & Drennen, LLC
                5350 S. Roslyn Street
                Suite 380
                Englewood, Colorado 80111


     11.2 NOTICE TO THE REPRESENTATIVE. Whenever notice is required by the provisions of this Agreement to be given to the Representative, such notice shall be given in writing addressed to the Representative as follows:

                Kashner Davidson Securities Corporation
                77 S. Palm Avenue
                Sarasota, Florida 34236
                Attn:  Victor Kashner

with a copy to:

                Marc J. Ross, Esq.
                331 Madison Avenue
                Third Floor
                New York, New York  10017

     11.3 EFFECTIVE DATE OF NOTICES. Such notices shall be effective on the date of delivery set forth on the receipt if the notice is sent by registered or certified mail or any expedited delivery, or, if sent regular mail, three days from the day of mailing.

                                     SECTION 12
                                   MISCELLANEOUS

     12.1 BENEFIT. This Agreement is made solely for the benefit of the Representative, other Underwriters, the Company, their respective officers, directors and controlling persons referred to in Section 15 of the Securities Act and such other persons as are identified in this Agreement, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Securities.

     12.2 SURVIVAL. The respective indemnities, agreements, representations, warranties, and covenants of the Company or its officers and the Representative or the Underwriters as set forth in or made pursuant to this Agreement and the indemnity and contribution agreements contained in
Section 6 hereof of the Company and the Underwriters (as defined in Section
6) shall survive and remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company or the Underwriters or any such officer or director thereof or any controlling person of the Company or of the Underwriters, (b) delivery of or payment for the Securities, and (c) the Closing Date and, if applicable, the Over-allotment Closing Date, and any successor of the Company or the Underwriters or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

     12.3 GOVERNING LAW. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Colorado.

     12.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all agreements and understandings including, but not limited to, the Letter of Intent dated December ___ , 1997.

     12.5 REPRESENTATIVE'S INFORMATION. The statements with respect to the public offering of the Securities on the inside and outside of both the front and back cover pages of the Prospectus and under the caption "Underwriting" in the Final Prospectus constitute the written information furnished by or on behalf of the Representative referred to in Section 2.2 hereof, in Section
6.1 hereof and Section 6.2 hereof.

     12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

     12.7 DEFINITION OF "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     Please confirm that the foregoing correctly sets forth the Agreement between you and the Company.

                                       Very truly yours,
ATTEST:
                                       FIRSTLINK COMMUNICATIONS, INC.


By                                     By
   -----------------------------          ------------------------------------
     Secretary                               A. Roger Pease, President


     WE HEREBY CONFIRM AS OF THE DATE HEREOF THAT THE ABOVE SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND US.

                                       KASHNER DAVIDSON SECURITIES CORPORATION
                                       (for itself and as Representative of
                                       the several Underwriters named in
                                       Schedule I hereto)


                                       By
                                         -------------------------------------
                                            Victor Kashner, President

                           FIRSTLINK COMMUNICATIONS, INC.
                               (An Oregon Corporation)


                                      SCHEDULE I

     This Schedule sets forth the name of each Underwriter referred to in the Underwriting Agreement and the number of Shares and Warrants to be purchased by each Underwriter.

                                                        Number
               Name                            of shares and warrants
               ----                            ----------------------
Kashner Davidson Securities Corporation



                                               ----------------------
               Total                           1,000,000